As filed with the Securities and Exchange Commission on March 20, 2020

Registration No. 333-225591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street, Hamilton HM 12, Bermuda

(441) 296-6395

(Address, including zip code, and telephone number, including area code, of Wells Fargo & Company’s principal executive offices)

Mitchell L. Gaynor

Chief Administration and Legal Officer and Secretary

Marvell Semiconductor, Inc.

5488 Marvell Lane, Santa Clara, California 95054

(408) 222-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stewart L. McDowell

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Debt Securities
Common Shares, par value $0.002 per share
Warrants(5)
Units(6)
Total			$588,146,311	$76,342(7)

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)

Includes an indeterminate aggregate principal amount or number of the securities of each identified class up to a proposed aggregate offering price of $588,146,311 which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, including pursuant to any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units.

(3)

Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by Marvell Technology Group Ltd. in connection with the issuance of securities registered hereunder.

(4)

Provided for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate offering price of the securities issued under this Registration Statement exceed the amount registered above.

(5)	The warrants covered by this registration statement may be warrants for common shares and/or debt securities.
(6)	Each unit may consist of a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.
(7)	Calculated in accordance with Rule 457(o) under the Securities Act.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-225591) (the “Registration Statement”) is being filed to (i) reflect that Marvell Technology Group Ltd. (“Marvell”) expects that it will no longer be a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, upon the filing by Marvell of its Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 23, 2020 and (ii) include information that is required to be included in the Registration Statement by such form for registrants who are no longer well-known seasoned issuers. Marvell may continue to offer and sell the securities registered hereunder in accordance with Rule 415 under the Securities Act of 1933.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$76,342
Legal Fees and Expenses	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Blue Sky and Legal Investment Fees and Expenses	*
Printing and Engraving Fees	*
Rating Agency Fees	*
Listing Fees	*
Miscellaneous	*

Total	$76,342

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant was incorporated under the laws of Bermuda. Set forth below is a description of certain provisions of the Companies Act, 1981 of Bermuda (the “Companies Act”), the registrant’s Memorandum of Association, and the registrant’s Bye-laws, as such provisions relate to the indemnification of the registrant’s directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Companies Act, the registrant’s Memorandum of Association, and the registrant’s Bye-laws, which are incorporated herein by reference.

The Companies Act permits the registrant to indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the registrant other than in respect of his or her own fraud or dishonesty.

The registrant’s Bye-laws provide that every director, officer, committee member and any resident representative of the registrant be indemnified and secured harmless out of the assets of the registrant from and against all actions, costs, charges, losses, damages or expenses incurred or sustained in such capacity, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them subject to limitations imposed in the Companies Act and provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty.

Bye-law 32 of the registrant’s Bye-laws stipulates that each shareholder and the registrant agree to waive any claim or right of action against any director, officer or committee member, in respect of any failure to act or any action taken by such director, officer or committee member in the performance of his or her duties with or for the registrant. The waiver does not extend to claims arising under United States federal securities laws or any claims, rights of action arising from the fraud or dishonesty of the director, officer, committee member.

ITEM 16.	EXHIBITS

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1	Certificate of Incorporation of Marvell Technology Group Ltd. (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 5, 2018, File No. 000-30877).

3.2	Memorandum of Association of Marvell Technology Group Ltd. (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K filed with the SEC on March 29, 2018, File No. 000-30877).

3.3	Memorandum of Reduction of Share Premium of Marvell Technology Group Ltd. (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 5, 2018, File No. 000-30877).

3.4	Memorandum of Increase of Share Capital of Marvell Technology Group Ltd. dated June 29, 2006, June 7, 2004, April 25, 2000, July 16, 1999, July 22, 1998, September 26, 1996 and March 10, 1995 (incorporated by reference to Exhibit 3.5 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 5, 2018, File No. 000-30877).

3.5	Fourth Amended and Restated Bye-laws of Marvell Technology Group Ltd. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on November 10, 2016, File No. 000-30877).

5.1	Opinion of Appleby (Bermuda) Limited.

5.2	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Appleby (Bermuda) Limited, included in Exhibit 5.1.

23.2	Consent of Gibson, Dunn & Crutcher LLP, included in Exhibit 5.2.

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.

24.1	Powers of Attorney (included on signature page).

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 20, 2020.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on March 20, 2020 by the following persons in the capacities with Marvell Technology Group Ltd indicated:

Name	Title

/s/ Matthew J. Murphy	Director, President and Chief Executive Officer (Principal Executive Officer)
Matthew J. Murphy

/s/ Jean Hu	Chief Financial Officer (Principal Financial Officer)
Jean Hu

/s/ Willem Meintjes	Chief Accounting Officer (Principal Accounting Officer)
Willem Meintjes

Richard Hill	)
Tudor Brown	)	A majority of the Board of Directors of
Bethany Mayer	)	Marvell Technology Group Ltd.*
Donna Morris	)
Michael Strachan	)
Robert E. Switz	)

*

Jean Hu, by signing her name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Jean Hu
Jean Hu, Attorney-in-Fact